UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 23, 2008

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway		84095
South Jordan, Utah		(Zip Code)
(Address of principal executive offices)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.   Material Modification to Rights of Security Holders.

On May 23, 2008, Merit Medical Systems, Inc. (“Merit”) filed with the Utah Division of Corporations and Commercial Code the Articles of Amendment to Merit’s Articles of Incorporation, as previously amended (the “Articles of Amendment”).  The Articles of Amendment were approved at Merit’s 2008 Annual Meeting of Shareholders, held on May 21, 2008, by the holders of a majority of Merit’s issued and outstanding shares of capital stock.  The proposal to approve the Articles of Amendment was discussed in greater detail in Merit’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 8, 2008.  The Articles of Amendment provide for an increase in the number of authorized shares of Merit’s capital stock to one hundred five million (105,000,000), of which five million (5,000,000) shall be shares of preferred stock, no par value, and one hundred million (100,000,000) shall be shares of common stock, no par value.  Merit’s board of directors previously adopted, subject to shareholder approval, resolutions approving the Amendment on March 19, 2008.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits

3.1          Articles of Amendment to the Articles of Incorporation of Merit Medical Systems, Inc., dated  May 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: May 28, 2008	By:	/s/ Kent W. Stanger
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Amendment to the Articles of Incorporation of Merit Medical Systems, Inc., dated May 23, 2008